=======================================================================



                     AGREEMENT AND PLAN OF MERGER

                                between

                        UNIFIED HOLDINGS, INC.,
                        a Delaware corporation

                                  and

                     VAI ACQUISITION CORPORATION,
                  a Delaware corporation, as Buyers,

                                  and

                        VINTAGE ADVISERS, INC.,
                   a Delaware corporation, as Seller

                           Dated May 8, 1997


=======================================================================

                            TABLE OF CONTENTS                       Page
ARTICLE I     THE MERGER. . . . . . . . . . . . . . . . . . . . . .   1

     1.01.    The Merger. . . . . . . . . . . . . . . . . . . . . .   1
     1.02.    Closing . . . . . . . . . . . . . . . . . . . . . . .   1
     1.03.    Effective Time. . . . . . . . . . . . . . . . . . . .   1
     1.04.    Additional Actions. . . . . . . . . . . . . . . . . .   2
     1.05.    Certificate of Incorporation and Bylaws . . . . . . .   2
     1.06.    Boards of Directors and Officers. . . . . . . . . . .   2
     1.07.    Conversion of Securities. . . . . . . . . . . . . . .   2
     1.08.    Exchange Procedures . . . . . . . . . . . . . . . . .   3
     1.09.    Dissenting Shares . . . . . . . . . . . . . . . . . .   4
     1.10.    No Fractional Shares. . . . . . . . . . . . . . . . .   4
     1.11.    Closing of Stock Transfer Books . . . . . . . . . . .   4
     1.12.    Anti-Dilution Adjustments . . . . . . . . . . . . . .   4
     1.13.    Reservation of Right to Revise Transaction. . . . . .   5
     1.14.    Material Adverse Effect . . . . . . . . . . . . . . .   5

ARTICLE II    REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              SELLER. . . . . . . . . . . . . . . . . . . . . . . .   5

     2.01.    Organization and Authority. . . . . . . . . . . . . .   5
     2.02.    Subsidiaries. . . . . . . . . . . . . . . . . . . . .   5
     2.03.    Capitalization. . . . . . . . . . . . . . . . . . . .   6
     2.04.    Authorization . . . . . . . . . . . . . . . . . . . .   6
     2.05.    Seller Financial Statements.. . . . . . . . . . . . .   7
     2.06.    Seller Reports. . . . . . . . . . . . . . . . . . . .   8
     2.07.    Title to and Condition of Assets. . . . . . . . . . .   8
     2.08.    Real Property . . . . . . . . . . . . . . . . . . . .   8
     2.09.    Taxes . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.10.    Material Adverse Effect . . . . . . . . . . . . . . .  10
     2.11.    Loans, Commitments and Contracts. . . . . . . . . . .  10
     2.12.    Absence of Defaults . . . . . . . . . . . . . . . . .  11
     2.13.    Litigation and Other Proceedings. . . . . . . . . . .  11
     2.14.    Directors' and Officers' Insurance. . . . . . . . . .  11
     2.15.    Compliance with Laws. . . . . . . . . . . . . . . . .  12
     2.16.    Labor . . . . . . . . . . . . . . . . . . . . . . . .  13
     2.17.    Material Interests of Certain Persons . . . . . . . .  13
     2.18.    Employee Benefit Plans. . . . . . . . . . . . . . . .  13
     2.19.    Conduct of Seller to Date . . . . . . . . . . . . . .  15
     2.20.    Absence of Undisclosed Liabilities. . . . . . . . . .  15
     2.21.    Proxy Statement, Etc. . . . . . . . . . . . . . . . .  16
     2.22.    Registration Obligations. . . . . . . . . . . . . . .  16
     2.23.    Tax and Regulatory Matters. . . . . . . . . . . . . .  16
     2.24.    Intellectual Property; Patents; Trademarks;
              Trade Names . . . . . . . . . . . . . . . . . . . . .  16
     2.25.    Bank Accounts . . . . . . . . . . . . . . . . . . . .  17
     2.26.    Transactions with Affiliates. . . . . . . . . . . . .  17
     2.27.    Brokers and Finders . . . . . . . . . . . . . . . . .  17
     2.28.    Accuracy of Information . . . . . . . . . . . . . . .  17



ARTICLE III   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              BUYERS. . . . . . . . . . . . . . . . . . . . . . . .  17

     3.01.    Organization and Authority. . . . . . . . . . . . . .  17
     3.02.    Capitalization of Unified . . . . . . . . . . . . . .  18
     3.03.    Authorization . . . . . . . . . . . . . . . . . . . .  18
     3.04.    Unified Financial Statements. . . . . . . . . . . . .  19
     3.05.    Unified Reports . . . . . . . . . . . . . . . . . . .  19
     3.06.    Material Adverse Effect . . . . . . . . . . . . . . .  19
     3.07.    Legal Proceedings or Other Adverse Facts. . . . . . .  20
     3.08.    Proxy Statement, Etc. . . . . . . . . . . . . . . . .  20
     3.09.    Brokers and Finders . . . . . . . . . . . . . . . . .  20
     3.10.    Accuracy of Information . . . . . . . . . . . . . . .  20

ARTICLE IV    CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE
              TIME. . . . . . . . . . . . . . . . . . . . . . . . .  20

     4.01.    Conduct of Businesses Prior to the Effective
              Time. . . . . . . . . . . . . . . . . . . . . . . . .  20
     4.02.    Forbearances of Seller. . . . . . . . . . . . . . . .  20
     4.03.    Forbearances of Buyers. . . . . . . . . . . . . . . .  22

ARTICLE V     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . .  22

     5.01.    Access and Information. . . . . . . . . . . . . . . .  22
     5.02.    Registration Statement; Regulatory Matters. . . . . .  23
     5.03.    Stockholder Approval. . . . . . . . . . . . . . . . .  23
     5.04.    Current Information . . . . . . . . . . . . . . . . .  23
     5.05.    Environmental Reports . . . . . . . . . . . . . . . .  24
     5.06.    Agreements of Affiliates. . . . . . . . . . . . . . .  24
     5.07.    Expenses. . . . . . . . . . . . . . . . . . . . . . .  24
     5.08.    Miscellaneous Agreements. . . . . . . . . . . . . . .  24
     5.09.    Employee Agreements and Benefits. . . . . . . . . . .  25
     5.10.    Press Releases. . . . . . . . . . . . . . . . . . . .  25
     5.11.    State Takeover Statutes . . . . . . . . . . . . . . .  25
     5.12.    Directors' and Officers' Indemnification. . . . . . .  25
     5.13.    Tax Opinion Certificates. . . . . . . . . . . . . . .  26
     5.14.    Employee Stock Options. . . . . . . . . . . . . . . .  26

ARTICLE VI    CONDITIONS. . . . . . . . . . . . . . . . . . . . . .  26

     6.01.    Conditions to Each Party's Obligation to Effect
              the Merger. . . . . . . . . . . . . . . . . . . . . .  26
     6.02.    Conditions to Obligations of Seller to Effect
              the Merger. . . . . . . . . . . . . . . . . . . . . .  27
     6.03.    Conditions to Obligations of Buyers to Effect
              the Merger. . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . .  29

     7.01.    Termination . . . . . . . . . . . . . . . . . . . . .  29
     7.02.    Effect of Termination . . . . . . . . . . . . . . . .  29
     7.03.    Amendment . . . . . . . . . . . . . . . . . . . . . .  29
     7.04.    Waiver. . . . . . . . . . . . . . . . . . . . . . . .  30

                                    - ii -

ARTICLE VIII  INDEMNIFICATION . . . . . . . . . . . . . . . . . . .  30

     8.01.    Indemnification of Buyers . . . . . . . . . . . . . .  30
     8.02.    Indemnification of the Stockholders . . . . . . . . .  31
     8.03.    Payment of Claims for Indemnification . . . . . . . .  32
     8.04.    Survival of Indemnification . . . . . . . . . . . . .  32

ARTICLE IX    GENERAL PROVISIONS. . . . . . . . . . . . . . . . . .  32

     9.01.    Non-Survival of Representations, Warranties and
              Agreements. . . . . . . . . . . . . . . . . . . . . .  32
     9.02.    No Assignment; Successors and Assigns . . . . . . . .  32
     9.03.    No Implied Waiver . . . . . . . . . . . . . . . . . .  33
     9.04.    Headings. . . . . . . . . . . . . . . . . . . . . . .  33
     9.05.    Entire Agreement. . . . . . . . . . . . . . . . . . .  33
     9.06.    Counterparts. . . . . . . . . . . . . . . . . . . . .  33
     9.07.    Notices . . . . . . . . . . . . . . . . . . . . . . .  33
     9.08.    Severability. . . . . . . . . . . . . . . . . . . . .  34
     9.09.    Governing Law . . . . . . . . . . . . . . . . . . . .  34


LIST OF EXHIBITS

Exhibit A     Stockholder Tax Certificate
Exhibit B     Officer/Director Tax Certificate
Exhibit C     Form of Opinion of Counsel of Buyer
Exhibit D     Form of Opinion of Counsel of Seller

LIST OF SCHEDULES

Schedule 2.01      Articles/Bylaws/Lists of Stockholders
Schedule 2.02      Subsidiaries/Equity Securities
Schedule 2.03      Seller Stock Plans
Schedule 2.04(b)   Events of Default
Schedule 2.05(a)   Financial Statements
Schedule 2.08(a)   Owned Real Property/Leased Real Property
Schedule 2.11(a)   Contracts
Schedule 2.11(b)   Insurance
Schedule 2.13      Litigation
Schedule 2.18(a)   Employee Benefit Plans
Schedule 2.24      Intellectual Property; Patents; Trademarks; Trade Names
Schedule 2.25      Bank Accounts
Schedule 2.26      Transactions with Affiliates
Schedule 5.06      Affiliates

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

           This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 8th day of May 1997, by and among UNIFIED HOLDINGS, INC., a Delaware corporation ("Unified"), and VAI ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of Unified ("Merger Sub" and, collectively with Unified, the "Buyers"), on the one hand, and VINTAGE ADVISERS, INC., a Delaware corporation ("Seller"), and Timothy L. Ashburn, a stockholder of Seller (the "Principal Stockholder"), on the other hand.

                             W I T N E S S E T H:
                             - - - - - - - - - -

           WHEREAS, the respective Boards of Directors of Unified, Merger Sub and Seller have approved the merger (the "Merger") of Merger Sub with and into Seller pursuant to the terms and subject to the conditions of this Agreement; and

           WHEREAS, each of Unified and Seller believe that such proposed Merger, and the conversion of shares of Seller Common Stock (as defined in Section 1.07 hereof) into shares of Unified Common Stock (as defined in
Section 1.07 hereof) in the manner provided in this Agreement is desirable and in the best interests of their respective stockholders; and

           WHEREAS, Unified and Seller intend that the Merger constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the conversion of Seller Common Stock into Unified Common Stock in connection with the Merger will not give rise to gain or loss to the stockholders of Seller with respect to such conversion; and

           WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

           NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                  THE MERGER

           1.01.      The Merger.  Subject to the terms and conditions of
                      ----------
this Agreement, Merger Sub shall be merged with and into Seller in accordance with the Delaware General Corporation Law (the "Delaware Statute"), and the separate corporate existence of Merger Sub shall cease. Seller shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

           1.02.      Closing.  The closing (the "Closing") of the Merger
                      -------
shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the "Closing Date"), or at such other time, and at such place, as Buyers and Seller shall agree.

           1.03.      Effective Time.  The Merger shall become effective (the
                      --------------
"Effective Time") upon the filing of a certificate of merger with the Office of the Secretary of State of the State of Delaware. Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b)
(the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date.

           1.04.      Additional Actions.  If, at any time after the
                      ------------------
Effective Time, Unified or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Seller and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

           1.05.      Certificate of Incorporation and Bylaws.  The
                      ---------------------------------------
Certificate of Incorporation and Bylaws of Seller in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation following the Merger, until otherwise amended or repealed.

           1.06.      Boards of Directors and Officers.  At the Effective
                      --------------------------------
Time, the directors and officers of Seller immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law; provided, however, as of the Effective Time of the Merger, Surviving Corporation shall take any and all actions necessary to add Timothy L. Ashburn as a member of the Board of Directors of Surviving Corporation.

           1.07.      Conversion of Securities.  At the Effective Time, by
                      ------------------------
virtue of the Merger and without any action on the part of Buyers, Seller or the holder of any of the following securities:

                      (a) Each share of the common stock, no par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation, which shall upon such conversion be validly issued and outstanding, fully paid and nonassessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto; and

                      (b) Subject to Sections 1.09, 1.10 and 1.12 hereof, each share of common stock, $1.00 par value, of Seller ("Seller Common Stock") issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive 1.2 shares (the "Exchange Ratio") of common stock, no par value, of Unified ("Unified Common Stock") (the "Merger Consideration"); provided, however, in no event shall the aggregate number of shares of Unified Common Stock issued in the Merger exceed 120,000 (which number is inclusive of shares of Unified Common Stock to be issued upon the exercise of outstanding Seller Employee Stock Options (as hereinafter defined).

Shares of Seller Common Stock held by Seller, or by Unified or any of its wholly owned "Subsidiaries" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")), in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not be exchanged after the Effective Time for the Merger Consideration. In addition, no Dissenting Shares (as defined in Section 1.09 of this Agreement) shall be converted pursuant to this Section 1.07 but shall be treated in accordance with the procedures set forth in Section 1.09 of this Agreement.

           1.08.      Exchange Procedures.
                      -------------------

                      (a) Within two (2) days following the Closing Date, Unified shall mail or cause to be mailed to holders of record of certificates representing shares of Seller Common Stock (the "Certificates"), as identified on the Seller Stockholder List, as provided pursuant to Section 1.11 hereof, letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to Unified, or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as Unified may reasonably require (the "Required Documentation").

                      (b) Subject to Section 1.11, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to Unified, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to a certificate or certificates representing the Merger Consideration.

                      (c) Each outstanding Certificate, until duly surrendered to Unified, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

                      (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration issuable in the Merger. After the closing of the transfer books as described in Section 1.11 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the Merger Consideration. Neither Buyer nor the Surviving Corporation shall be obligated to deliver the Merger Consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein. No dividends or distributions declared after the Effective Time on the Unified Common Stock will be remitted to any person until such person surrenders the Certificate representing the right to receive such Unified Common Stock or furnishes the Required Documentation, at which time such dividends or declarations shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an affiliate shall not be exchanged until Unified has received a written agreement from such affiliate as required pursuant to Section 5.06 hereof. Neither Unified nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration issuable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

           1.09.      Dissenting Shares.
                      -----------------

                      (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Section 262 of the Delaware Statute. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law, and Unified shall cause the Surviving Corporation to pay such consideration with funds provided by Unified.

                      (b) Each party hereto shall give the other prompt notice of any written demands for the payment of the fair value of any shares, withdrawals of such demands and any other instruments served pursuant to the Delaware Statute received by such party, and Seller shall give Unified the opportunity to participate in all negotiations and proceedings with respect to such demands. Seller shall not voluntarily make payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Unified, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

           1.10.      No Fractional Shares.  Notwithstanding any other
                      --------------------
provision of this Agreement, neither certificates nor scrip for fractional shares of Unified Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Unified Common Stock shall receive in lieu thereof one share of Unified Common Stock for the fractional share interest to which such holder would otherwise be entitled.

           1.11.      Closing of Stock Transfer Books.
                      -------------------------------

                      (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records prior to the closing of such record books, the Merger Consideration issuable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to Unified accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

                      (b) At the Effective Time, Seller shall provide Unified with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Seller Stockholder List"). Buyers shall be entitled to rely upon the Seller Stockholder List to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which list shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

           1.12.      Anti-Dilution Adjustments.  Other than for the two-for-
                      -------------------------
one stock split with respect to the Unified Common Stock, which is to be effected prior to the Effective Time, if between the date of this Agreement and the Effective Time a share of Unified Common Stock shall be changed into a different number of shares of Unified Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or adjustments will be made to the Exchange Ratio such that each stockholder of Seller shall be entitled to receive such number of shares of Unified Common Stock or other securities as such stockholder would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.

           1.13.      Reservation of Right to Revise Transaction.  Buyers may
                      ------------------------------------------
at any time change the method of effecting the acquisition of Seller by Buyers (including, without limitation, the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including, without limitation, to provide for (i) a merger of Seller with and into Merger, in which Merger Sub is the surviving corporation, or (ii) a merger of Seller directly into Unified, in which Unified is the surviving corporation; provided, however, that no such change shall (A) alter or change the amount or kind of the Merger Consideration to be received by the stockholders of Seller in the Merger, (B) adversely affect the tax treatment to Seller stockholders, as generally described in Section 6.01(d) hereof, as a result of receiving the Merger Consideration, or (C) materially impede or delay receipt of any approvals, referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

           1.14.      Material Adverse Effect.  As used in this Agreement,
                      -----------------------
the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its Subsidiaries, taken as a whole as reflected in the Seller Financial Statements (as defined in Section 2.05(b)) or the Unified Financial Statements (as defined in Section 3.04), as the case may be; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles; or (ii) a change disclosed in the Seller Financial Statements or the Unified Financial Statements, as the case may be.


                                  ARTICLE II
                                  ----------

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

           As an inducement to Buyers to enter into and perform their respective obligations under this Agreement, and notwithstanding any examination, inspection, audit or any other investigation made by Buyers, Seller represents and warrants to and covenants with Buyers as follows:

           2.01.      Organization and Authority.  Seller is a corporation
                      --------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as an investment advisor under the Investment Advisors Act of 1940, as amended. True and complete copies of the Certificate of Incorporation and Bylaws of Seller are attached hereto as Schedule 2.01. Also attached hereto as
                              -------------
Schedule 2.01 are true and complete lists of the stockholders of Seller,
-------------
as of a date hereof.

           2.02.      Subsidiaries.  Schedule 2.02 sets forth, a complete and
                      ------------   -------------
correct list of all of Seller's Subsidiaries; each a "Seller Subsidiary" and, collectively, the "Seller Subsidiaries"), all outstanding Equity Securities (as defined in Section 2.03) of each, all of which are owned directly or indirectly by

Seller.  Except as disclosed in Schedule 2.02, all of the outstanding
                                -------------
shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Seller Subsidiaries in Schedule 2.02
hereof.                                                     -------------

           2.03.      Capitalization.  The authorized capital stock of Seller
                      --------------
consists of 100,000 shares of Seller Common Stock, of which, as of the date hereof, all shares were issued and outstanding. As of the date hereof, Seller had no shares of Seller Common Stock reserved for issuance under Seller's stock option and incentive plans, a list of which is set forth on
Schedule 2.03 (the "Seller Stock Plans"); provided, however, an option
-------------
("Seller Employee Stock Options") covering 10,000 shares of Seller Common Stock was outstanding as of the date hereof with respect to shares issued in the name of Seller's Non-Qualified Restricted Stock Option Plan. There are no other Equity Securities of Seller outstanding. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Seller.

           2.04.      Authorization.
                      -------------

                      (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller and Regulatory Authorities (as defined in Section 2.06), to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of (i) the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose and (ii) any stockholder or director (or trustee) approvals required by the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act") in connection with any advisory or subadvisory agreements of Seller and/or the Seller Subsidiaries (the actions required by (i) and (ii) hereof are collectively referred to as the "Stockholder Approvals"). The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's stockholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                      (b)  Except as disclosed in Schedule 2.04(b), neither
                                                  ----------------
           the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its Certificate or Articles of Incorporation, as the case may be, or Bylaws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section
           2.04 violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

                      (c) Other than in connection or in compliance with the provisions of the Delaware Statute, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, the 1940 Act, or filings, consents, reviews, authorizations, approvals or exemptions required of any other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

           2.05.      Seller Financial Statements.
                      ---------------------------

                      (a)  Attached hereto as Schedule 2.05(a) are copies of
                                              ----------------
           the following documents: (i) Seller's audited balance sheet, income statement, statement of changes in stockholders' equity and cash flow as of or for the year ended December 31, 1996; and
           (ii) Seller's unaudited balance sheet, income statement, statement of changes in stockholders' equity and cash flow as of or for the three months ended March 31, 1997;

                      (b) The financial statements contained in the document referenced in Schedule 2.05(a) are referred to
                                  ----------------
           collectively as the "Seller Financial Statements." The Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), and present fairly the consolidated financial position of Seller and the Seller Subsidiaries at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of Seller and the Seller Subsidiaries for the periods stated therein.

                      (c) Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditions, results of operations, changes in stockholders' equity and cash flows.

           2.06.      Seller Reports.  Since January 1, 1994, each of Seller
                      --------------
and the Seller Subsidiaries has timely filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, (ii) National Association of Securities Dealers, Inc. (the "NASD"), (iii) any federal, state, municipal or local government, securities, banking, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iii) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

           2.07.      Title to and Condition of Assets.
                      --------------------------------

                      (a) Except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.08 hereof) Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent and (ii) as set forth or described in the Seller Financial Statements or any subsequent Seller Financial Statements delivered to Buyers prior to the Effective Time.

                      (b) No material properties or assets that are reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of December 31, 1996 have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

                      (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

           2.08.      Real Property.
                      -------------

                      (a) The legal description of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller

           Subsidiary for disposition as required by law) is set forth in
           Schedule 2.08(a) under the heading "Owned Real Property" (such
           ----------------
           real property being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.08(a) under the heading "Leased
                             ----------------
           Real Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

                      (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

                      (c) Neither Seller nor any of the Seller Subsidiaries has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

                      (d) None of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect and all such buildings, structures and improvements are in all material respects located and constructed in conformity with all applicable zoning ordinances and building codes.

                      (e) None of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

                      (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties.

           2.09.      Taxes.  Seller and each Seller Subsidiary have timely
                      -----
filed or will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Seller or any of the Seller Subsidiaries which would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. No federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven (7) most recent full calendar years. There is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

           2.10.      Material Adverse Effect.  Since December 31, 1996,
                      -----------------------
there has been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

           2.11.      Loans, Commitments and Contracts.
                      --------------------------------

                      (a)  Except as listed on Schedule 2.11(a), as of the
                                               ----------------
           date hereof neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

                           (i)     agreement, contract, arrangement,
                      understanding or commitment with any labor union;

                           (ii)    franchise or license agreement;

                           (iii) written employment, severance, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                           (iv)    material agreement, arrangement or
                      commitment (A) not made in the ordinary course of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary and agreements relating to joint ventures or partnerships set forth in Schedule 2.02, true and complete copies
                                   -------------
                      of which have been furnished to Buyers;

                           (v) agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries);


                           (vi) contract containing covenants which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

                           (vii) contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

                           (viii)  lease with annual rental payments
                      aggregating $10,000 or more;

                           (ix) loans or other obligations payable or owing to any officer, director or employee except salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business;

                           (x) other agreement, contract, arrangement, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $25,000 and extending beyond six months from the date hereof that cannot be cancelled without cost or penalty upon notice of 30 days or less; or

                           (xi) investment advisory agreements (within the meaning of the 1940 Act).

                      (b) Seller and/or the Seller Subsidiaries carry property, liability, director and officer errors and omissions, products liability and other insurance coverage as set forth in
           Schedule 2.11(b) under the heading "Insurance."
           ----------------

                      (c) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Sections 2.11(a) and (b) have been
                                    ------------------------
           included with Schedule 2.11(a) hereto.
                         ----------------

                      (d) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a) and (b) is a valid,
                                    --------------------------
           binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidi-aries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

           2.12.      Absence of Defaults.  Neither Seller nor any of the
                      -------------------
Seller Subsidiaries is in violation of its charter documents or Bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such violation or default would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

           2.13.      Litigation and Other Proceedings.  Except as set forth
                      --------------------------------
on Schedule 2.13 or otherwise disclosed in the Seller Financial Statements,
   -------------
neither Seller nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

           2.14.      Directors' and Officers' Insurance.  Each of Seller and
                      ----------------------------------
the Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this

Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

           2.15.      Compliance with Laws.
                      --------------------

                      (a) To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                      (b) (i) Each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of any Seller Subsidiary that is a trust company, all statutes, rules, regulations and policy statements pertaining to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where such failure to comply would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except where such default would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                      (c) Neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (A) that is contaminated by or contains any hazardous waste, toxic substance or related materials, including, without limitation, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed or used in the construction thereof; and which, in each case, reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and, to the best knowledge of Seller, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending and no material claim has been asserted against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                      (d) Since December 31, 1994, neither Seller nor any of the Seller Subsidiaries has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any of the Seller Subsidiaries is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole,
           (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

           2.16.      Labor.  No work stoppage involving Seller or any of the
                      -----
Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

           2.17.      Material Interests of Certain Persons.  No officer or
                      -------------------------------------
director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by
Item 404 of Regulation S-K promulgated by the SEC.

           2.18.      Employee Benefit Plans.
                      ----------------------

                      (a)  Schedule 2.18(a) lists all pension, retirement,
                           ----------------
           supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee

           Plans"). Seller has furnished Buyers with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

                      (b) All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA and the Code. All contributions required to be made to Seller Employee Plans have been made or reserved.

                      (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code;
           (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.18(a)), exceed the
                                           ----------------
           value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Seller or any of the Seller Subsidiaries, to any tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1989; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

                      (d) Neither Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                      (e) Neither Seller nor any of the Seller Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b),
           (c), (m) or (o) of the Code.

                      (f) Neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

           2.19.      Conduct of Seller to Date.  From and after December 31,
                      -------------------------
1996 through the date of this Agreement, except as set forth in the Seller Financial Statements: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity
Securities (except shares of Seller Common Stock upon exercise of Seller Employee Stock Options), or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;
(iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has
(A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has cancelled or compromised any debt; and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business.

           2.20.      Absence of Undisclosed Liabilities.
                      ----------------------------------

                      (a) As of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $5,000, individually or $25,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP except:

                           (i) liabilities and obligations reflected on the Seller Financial Statements;

                           (ii)    operating leases reflected on Schedule 2.11;
                                                                 -------------
                      and

                           (iii) debts, liabilities or obligations incurred since December 31, 1996 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                      (b) Neither Seller nor any of the Seller Subsidiaries was as of December 31, 1996, and since such date to the date hereof, has become a party to, any contract or agreement, which had, has or may be reasonably expected to have a Material
           Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

           2.21.      Proxy Statement, Etc.  None of the information
                      ---------------------
regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in (i) the Proxy Statement to be mailed to Seller's stockholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Proxy Statement"), (ii) the Registration Statement (as defined in Section 5.02 hereof) or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communica-tion with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

           2.22.      Registration Obligations.  Neither Seller nor any of
                      ------------------------
the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

           2.23.      Tax and Regulatory Matters.  Neither Seller nor any of
                      --------------------------
the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

           2.24.      Intellectual Property; Patents; Trademarks; Trade
                      -------------------------------------------------
Names.  All patents, trademarks, service marks, trade names or copyrights
-----
owned by or used or proposed to be used by Seller and all applications or registrations therefor ("Intellectual Property") and all contracts, agreements, commitments and understandings relating to the use or license of technology, know-how or processes by Seller (the "Intellectual Property Licenses") are listed in Schedule 2.24. Except as disclosed in Schedule 2.24:
                         -------------                          -------------
(a) Seller owns, or has the sole and exclusive right to use, all Intellectual Property, whether under Intellectual Property Licenses or otherwise, used in or necessary for the ordinary conduct of its business; (b) the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights; and (c) no Intellectual Property owned, licensed or used by Seller, or Intellectual Property License of Seller is the subject of a lawsuit or any other proceeding, nor has any party challenged or, to the best of Seller's knowledge, threatened to challenge Seller's right to use such Intellectual Property or Intellectual Property License or application for any of the foregoing; and, to the best of Seller's knowledge, there is no basis for any such challenge.

           2.25.      Bank Accounts.  Schedule 2.25 lists all bank, money
                      -------------   -------------
market, savings and similar accounts and safe deposit boxes of Seller, specifying the account numbers and the authorized signatories or persons having access to them.

           2.26.      Transactions with Affiliates.  Except as disclosed in
                      ----------------------------
Schedule 2.26, no stockholder of Seller or any person controlled by some
-------------
combination of any stockholder of Seller, no officer or director of Seller, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations of the SEC under the Securities Act) of any of the foregoing:

                      (a) has been a party to any lease, sublease, contract, agreement, commitment, understanding or other arrangement of any kind whatsoever, involving any such person and Seller that is not disclosed in Schedule 2.26;
                            -------------

                      (b) owns directly or indirectly, in whole or in part, any property that Seller uses or otherwise has rights in respect of; or

                      (c) has any cause of action or other claim whatsoever against, or owes any amount to, Seller other than (i) for compensation (including fringe benefits) to officers and employees of Seller and for the reimbursement of ordinary and necessary expenses incurred in connection with employment by Seller and (ii) as otherwise disclosed pursuant to this Agreement.

           2.27.      Brokers and Finders.  Neither Seller nor any of the
                      -------------------
Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

           2.28.      Accuracy of Information.  The statements contained in
                      -----------------------
this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE III
                                  -----------

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS

           As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examination, inspection, audit or other investigation made by Seller, Buyers jointly and severally represent and warrant to and covenant with Seller as follows:

           3.01.      Organization and Authority.  Buyer and Merger Sub are
                      --------------------------
each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Unified and its Subsidiaries, taken as a whole.

           3.02.      Capitalization of Unified.  The authorized capital
                      -------------------------
stock of Unified consists of (i) 300,000 shares of Unified Common Stock and
(ii) 1,000,000 shares of preferred stock, $0.01 par value ("Unified Preferred Stock"). As of the date hereof, 17,069 shares of Unified Preferred Stock were issued and outstanding and, as of the Closing Date, excluding shares of Unified Common Stock to be issued in connection the Merger, the pending acquisitions of Health Financial, Inc. and First Lexington Trust Company and any possible acquisition transaction by Unified that is announced after the date hereof, 300,000 shares of Unified Common Stock will be issued and outstanding. Unified has designated 10,000 shares of Unified Preferred Stock as "Series A 8% Cumulative Preferred Stock," of which 8,486 shares are issued and outstanding, and 10,000 shares of Unified Preferred Stock as "Series B 8% Cumulative Preferred Stock," of which 8,583 shares were issued and outstanding. As of the date hereof, Unified had no shares of Unified Common Stock reserved for issuance under various Unified employee and/or director stock option, incentive and/or benefit plans ("Unified Employee/Director Stock Grants"). Seller hereby acknowledges that Unified anticipates filing with the Secretary of State of the State of Delaware, prior to the Effective Time, documents to effect (i) a change of the par value of the Unified Common Stock to $0.01, (ii) an increase in the number of shares of Unified Common Stock authorized to 25,000,000 and
(iii) a possible reduction in the number of shares of Unified Preferred Stock authorized to a number equal to or greater than the number currently outstanding. In addition, Seller hereby acknowledges that Unified may effect a two-for-one stock split prior to the Effective Time, which split would increase the number of shares of Unified Common Stock then issued and outstanding to 600,000.

           Unified continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Unified may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes or repurchase its outstanding Equity Securities. Notwithstanding the foregoing, neither Unified nor any Unified Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Unified nor Merger Sub will take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above, there are no other Equity Securities of Unified outstanding. All of the issued and outstanding shares of Unified Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Unified. At the Effective Time, the Unified Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive right of any stockholder of Unified.

           3.03.      Authorization.
                      -------------

                      (a) Unified and Merger Sub each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Unified and Merger Sub and the consummation by Unified and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Unified and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Unified and Merger Sub enforceable against each in accordance with its terms.

                      (b) Neither the execution, delivery and performance by Unified and Merger Sub of this Agreement, nor the consummation by Unified and Merger Sub of the transactions contemplated hereby, nor compliance by Unified and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Unified or Merger Sub under any of the terms, conditions or provisions of (x) their respective Certificate of Incorporation or Bylaws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Unified or Merger Sub is a party or by which they may be bound, or to which Unified or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Unified or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Unified and its Subsidiaries, taken as a whole.

                      (c) Other than in connection with or in compliance with the provisions of the Delaware Statute, the Securities Act, the Exchange Act, the 1940 Act, the securities or blue sky laws of the various states or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Unified and Merger Sub of the transactions contemplated by this Agreement.

           3.04.      Unified Financial Statements.  The consolidated balance
                      ----------------------------
sheet of Unified and its Subsidiaries as of December 31, 1996 and 1995 and related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, together with the notes thereto, audited by Larry E. Nunn Associates, L.L.C. (collectively, the "Unified Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Unified and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of Unified and its Subsidiaries for the periods stated therein and are derived from the books and records of Unified and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Unified nor any of its Subsidiaries has any material contingent liabilities that are not described in the Unified Financial Statements.

           3.05.      Unified Reports.  Since January 1, 1994, each of
                      ---------------
Unified and its Subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Unified Reports." As of its respective date, each Unified Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           3.06.      Material Adverse Effect.  Since December 31, 1996,
                      -----------------------
there has been no Material Adverse Effect on Unified and its Subsidiaries, taken as a whole.

           3.07.      Legal Proceedings or Other Adverse Facts.  Except as
                      ----------------------------------------
otherwise disclosed in the Unified Financial Statements, neither Unified nor any of its Subsidiaries is a party to any pending or, to the best knowledge of Unified, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Unified and its Subsidiaries, taken as a whole.

           3.08.      Proxy Statement, Etc.  None of the information
                      ---------------------
regarding Unified or any of its Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Proxy Statement or (ii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of stockholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Unified or Merger Sub are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

           3.09.      Brokers and Finders.  Neither Unified, Merger Sub nor
                      -------------------
any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Unified or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

           3.10.      Accuracy of Information.  The statements contained in
                      -----------------------
this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.


                                  ARTICLE IV
                                  ----------

               CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

           4.01.      Conduct of Businesses Prior to the Effective Time.
                      -------------------------------------------------
During the period from the date of this Agreement to the Effective Time, Seller shall, and shall cause each of the Seller Subsidiaries to, conduct their respective businesses according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Seller Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

           4.02.      Forbearances of Seller.  Except to the extent required
                      ----------------------
by law, regulation or Regulatory Authority, or with the prior written consent of Buyers (unless otherwise specifically noted in this Section 4.02), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

                      (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries);

                      (b) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except
           (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract and (iii) such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice;

                      (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolida-tion or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                      (d) propose or adopt any amendments to its Certificate or Articles of Incorporation, as the case may be, or other charter document or Bylaws;

                      (e) issue, sell, grant, confer or award any of its Equity Securities (except shares of Seller Common Stock issued upon exercise of Seller Employee Stock Options outstanding on the date of this Agreement) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

                      (f) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                      (g) directly or indirectly (including through its officers, directors, employees or other representatives)
           (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyers) relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

                      (h) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code;

                      (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                      (j) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in
           Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

           4.03.      Forbearances of Buyers.  During the period from the
                      ----------------------
date of this Agreement to the Effective Time, Buyers shall not, and shall not permit any of their respective Subsidiaries to, without the prior written consent of Seller, agree in writing or otherwise engage in any activity, enter into any transaction or take or omit to take any other action:

                      (a) that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (ii) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; or

                      (b) which would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                                   ARTICLE V
                                   ---------

                             ADDITIONAL AGREEMENTS

           5.01.      Access and Information.  Buyers and Seller shall each
                      ----------------------
afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge,
(B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to it and (C) use their respective best efforts to cause all of such party's confidential information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

           5.02.      Registration Statement; Regulatory Matters.
                      ------------------------------------------

                      (a) On or before May 31, 1997, Unified shall prepare and file with the SEC a Registration Statement on Form 10 or Form 10-SB, as the case may be, with respect to the shares of Unified Common Stock (the "Registration Statement"), and shall use its best efforts to cause the Registration Statement to become effective by no later than August 31, 1997. Unified shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable an application for approval of the Merger with each such Regulatory Authority as may require an application. Unified shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and the Seller Subsidiaries shall furnish Unified all information concerning Seller and the Seller Subsidiaries and the stockholders thereof as Unified may reasonably request in connection with any such action. Upon the effectiveness of the Registration Statement, Unified shall use its best efforts, to the extent practicable, to have the Unified Common Stock traded over-the-counter with quotes published by the National Quotation Bureau, Inc. Daily Quotation System.

                      (b) Seller and Buyers shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Unified, to consummate such other transactions by and among Unified's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time, provided that such actions do not: (i) materially impede or delay the receipt of any approval referred to in Section 6.01(b); (ii) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of
           Section 368 of the Code; or (iii) the consummation of the transactions contemplated by this Agreement.

           5.03.      Stockholder Approval.  Seller shall call a meeting of
                      --------------------
its stockholders to be held as soon as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger. In connection with such meeting, Seller shall prepare, subject to the review and consent of Unified, the Proxy Statement and mail the same to the stockholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's stockholders the matters to be voted upon at such meeting. The Board of Directors of Seller hereby does and shall recommend this Agreement and the transactions contemplated hereby to stockholders of Seller and use its reasonable best efforts to obtain any vote of Seller's stockholders necessary for the approval of this Agreement. Seller and the Principal Stockholder shall use their best efforts to obtain all other Stockholder Approvals.

           5.04.      Current Information.  During the period from the date
                      -------------------
of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) an event which would cause any representation or warranty of such party or any Schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; (b) any Material Adverse Effect to it; (c) the issuance or commencement of any governmental complaint, investigation or hearing (or any communication indicating that the same may be contemplated);

or (d) the institution or threat of material litigation involving such party, and shall keep the other party fully informed of such events.

           5.05.      Environmental Reports.  Seller shall provide to Buyers,
                      ---------------------
as soon as reasonably practical, but not later than forty-five (45) days after the date hereof, a phase one environmental investigation report (prepared by a firm reasonably acceptable to Buyers) on all real property owned, leased or operated by Seller or any of Seller Subsidiaries as of the date hereof and within ten (10) days after the acquisition or lease of any real property acquired or leased by Seller or any of Seller Subsidiaries after the date hereof. If required by the phase one investigation, in Buyers' reasonable opinion, Seller shall provide to Buyers a phase two investigation report (prepared by a firm reasonably acceptable to Buyers) on properties requiring such additional study. Buyers shall have fifteen
(15) business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of Ten Thousand Dollars ($10,000), as reasonably estimated by such environmental consulting firm, or if the cost of such actions and measures cannot be so reasonably estimated by such firm to be such amount or less with any reasonable degree of certainty, Buyers shall have the right pursuant to Section 7.01(f) hereof, for a period of fifteen (15) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement.

           5.06.      Agreements of Affiliates.  Set forth as Schedule 5.06
                      ------------------------                -------------
is a list (which includes individual and beneficial ownership) of all persons whom Seller believes to be "affiliates" of Seller, as such term if defined for purposes of the Securities Act. Prior to the Effective Time, and via letter, Seller shall amend and supplement Schedule 5.06.
                                                  -------------

           5.07.      Expenses.  Each party hereto shall bear its own
                      --------
expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

           5.08.      Miscellaneous Agreements.
                      ------------------------

                      (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyers, desirable for the consummation of the transactions contemplated by this Agreement.

                      (b) Seller, prior to the Effective Time, shall (i) consult and cooperate with Buyers regarding the implementation of those policies and procedures established by Buyers for its governance and that of its Subsidiaries including, without limitation, policies and procedures pertaining to the accounting, audit, human resources, treasury and legal functions, and (ii) at the reasonable request of Buyers, conform Seller's existing policies and procedures in respect of such matters to Buyers' policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyers' policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

           5.09.      Employee Agreements and Benefits.
                      --------------------------------

                      (a) Following the Effective Time, Buyers shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 2.11(b) between Seller, any of the Seller
                        ----------------
           Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

                      (b) Subject to Section 5.14, the provisions of the Seller Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time, and Seller shall ensure that following the Effective Time no holder of Seller Employee Stock Options or any participant in any Seller Stock Plan shall have any right thereunder to acquire any securities of Seller or any of the Seller Subsidiaries.

                      (c) Except as set forth in Section 5.09(b) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Seller and the Seller Subsidiaries are integrated into Unified's employee benefit plans that are available to other employees of Unified and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger.

           5.10.      Press Releases.  Except as may be required by law,
                      --------------
Seller and Unified shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

           5.11.      State Takeover Statutes.  Seller will take all steps
                      -----------------------
necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

           5.12.      Directors' and Officers' Indemnification.  Unified
                      ----------------------------------------
agrees that the Merger shall not affect or diminish any of the duties and obligations of indemnification of Seller or any of the Seller Subsidiaries existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or any of the Seller Subsidiaries arising by virtue of its Certificate or Articles of Incorporation, as the case may be, Charter or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Unified of a potential claim thereunder so as to preserve Seller's rights to such insurance coverage.

           5.13.      Tax Opinion Certificates.  Seller shall use its
                      ------------------------
reasonable best efforts to cause such of its executive officers, directors and/or holders of one percent (1%) or more of the Seller Common Stock (including shares beneficially held) as may be requested by Thompson Coburn to timely execute and deliver to Thompson Coburn certificates substantially in the form of Exhibit A or Exhibit B hereto, as the case may be.
               ---------    ---------

           5.14.      Employee Stock Options.
                      ----------------------

                      (a) At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Employee Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Unified Common Stock, and Unified shall assume all Seller Employee Stock Options in accordance with the terms of the Seller Stock Plan under which it was issued and the Seller Employee Stock Option Agreement by which it is evidenced. From and after the Effective Time, (i) each Seller Employee Stock Option assumed by Unified shall be exercised solely for shares of Unified Common Stock, (ii) the number of shares of Unified Common Stock subject to each Seller
Employee Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Seller Employee Stock Option shall be adjusted by dividing the per share exercise price under such Seller
Employee Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, except for that certain two-for-one stock split with respect to the Unified Common Stock, which is to be effected prior to the Effective Time, that the terms of each Seller Employee Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the Code, as to any Seller Employee Stock Option that is an "incentive stock option" as defined under the Code.

                      (b) The shares of Unified Common Stock covered by the stock options to be issued pursuant to Section 5.14(a) shall be duly authorized, validly issued and in compliance with all applicable federal and state securities laws, fully paid and nonassessable and not subject to or in violation of any preemptive rights. Unified shall at and after the Effective Time have reserved sufficient shares of Unified Common Stock for issuance with respect to such options. Unified shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.


                                  ARTICLE VI
                                  ----------

                                  CONDITIONS

           6.01.      Conditions to Each Party's Obligation to Effect the
                      ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger
------
shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                      (a) This Agreement shall have received the requisite Stockholders Approvals at the meeting of stockholders called pursuant to Section 5.03 of this Agreement and those required by the 1940 Act.

                      (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Regulatory Authorities, and all waiting periods after such approvals required by law or regulation have been satisfied.

                      (c) Neither Seller nor Buyers shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                      (d) Each of Buyers and Seller shall have received from Thompson Coburn an opinion (which opinion shall not have been withdrawn at or prior to the Effective Time) reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of
           Section 368 of the Code and to the effect that, as a result of the Merger, assuming that such Seller Common Stock is a capital asset in the hands of the holder thereof at the Effective Time,
           (i) holders of Seller Common Stock who receive Unified Common Stock in the Merger will not recognize gain or loss for federal income tax purposes on the receipt of such stock, (ii) the basis of such Unified Common Stock will equal the basis of the Seller Common Stock for which it is exchanged and (iii) the holding period of such Unified Common Stock will include the holding period of the Seller Common Stock for which it is exchanged.

           6.02.      Conditions to Obligations of Seller to Effect the
                      -------------------------------------------------
Merger.  The obligations of Seller to effect the Merger shall be subject
------
to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                      (a)  Representations and Warranties.  The
                           ------------------------------
           representations and warranties of Buyers set forth in Article
           III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Unified and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement, and Seller shall have received a certificate of the Chairman and Chief Executive Officer of Unified, signing solely in his capacity as an officer of Unified, to such effect.

                      (b)  Performance of Obligations.  Buyers shall have
                           --------------------------
           performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the Chairman and Chief Executive Officer of Unified, signing solely in his capacity as an officer of Unified, to that effect.

                      (c)  Permits, Authorizations, etc.  Buyers shall have
                           -----------------------------
           obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

                      (d)  No Material Adverse Effect.  Since the date of
                           --------------------------
           this Agreement, there shall have been no Material Adverse Effect on Unified and its Subsidiaries, taken as a whole.

                      (e)  Opinion of Counsel.  Unified shall have delivered
                           ------------------
           to Seller an opinion of Unified's counsel dated as of the
           Closing Date or a mutually agreeable earlier date in substan-tially the form set forth as Exhibit C to this Agreement.
                                        ---------

                      (f)  Registration Statement.  The Registration
                           ----------------------
           Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

           6.03.      Conditions to Obligations of Buyers to Effect the
                      -------------------------------------------------
Merger.  The obligations of Buyers to effect the Merger shall be subject
------
to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                      (a)  Representations and Warranties.  The
                           ------------------------------
           representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the President of Seller, signing solely in his capacity as an officer of Seller, to such effect.

                      (b)  Performance of Obligations.  Seller shall have
                           --------------------------
           performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the President of Seller signing solely in his capacity as an officer of Seller, to that effect.

                      (c)  Permits, Authorizations, etc.  Seller shall have
                           -----------------------------
           obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

                      (d)  No Material Adverse Effect.  Since the date of
                           --------------------------
           this Agreement, there shall have been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                      (e)  Opinion of Counsel.  Seller shall have delivered
                           ------------------
           to Buyers an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit D to this Agreement.
                             ---------

                      (f)  Opinion of Accountant.  Unified shall have
                           ---------------------
           received an opinion letter, dated as of the Closing Date, from its independent public accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

                                  ARTICLE VII
                                  -----------

                       TERMINATION, AMENDMENT AND WAIVER

           7.01.      Termination.  This Agreement may be terminated at any
                      -----------
time prior to the Effective Time, whether before or after approval by Seller's stockholders:

                      (a) by mutual consent by the Boards of Directors of Unified and Seller;

                      (b) by the Board of Directors of Unified or the Board of Directors of Seller at any time after October 31, 1997 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

                      (c) by the Board of Directors of Unified or the Board of Directors of Seller if any Regulatory Authority whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable or (ii) the stockholders of Seller shall not have approved this Agreement at the meeting referred to in Section 5.03;

                      (d) by the Board of Directors of Unified, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a material volitional breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period;

                      (e) by the Board of Directors of Unified pursuant to and in accordance with the provisions of Section 5.05 hereof; or

                      (f) by the Board of Directors of Seller in the event Unified shall have failed to either (i) file the Registration Statement with the SEC by May 31, 1997 or (ii) have the Registration Statement declared effective by July 31, 1997.

           7.02.      Effect of Termination.  In the event of termination of
                      ---------------------
this Agreement as provided in Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01 and in Section 5.08 and in Article 8, and except that no termination of this Agreement pursuant to Section
7.01(e) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate and willful non-performance of any covenant contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(e).

           7.03.      Amendment.  This Agreement, the Exhibits and the
                      ---------
Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the respective Boards of Directors of Unified or Seller, at any time before or after approval of this Agreement by the stockholders of Seller; provided, however, that after any such approval by the stockholders of Seller no such modification shall (A) alter or change the amount or kind of Merger Consideration to be received by holders of Seller Common Stock as provided in this Agreement or (B) adversely affect the tax treatment to Seller stockholders as a result of the receipt of the Merger Consideration. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

           7.04.      Waiver.  Any term, condition or provision of this
                      ------
Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.


                                 ARTICLE VIII
                                 ------------

                                INDEMNIFICATION

           8.01.      Indemnification of Buyers.  By execution of this
                      -------------------------
Agreement, the Principal Stockholder hereby acknowledges that Unified shall be entitled to full indemnification by the Principal Stockholder of the following:

                      (a) any and all loss, liability or damage (including judgments and settlement payments) incurred by Seller or Unified incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant (to the extent such covenant is to be performed prior to the Closing Date) by Seller made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to Unified by the Principal Stockholder or by or on behalf of Seller under or pursuant to this Agreement or the transactions contemplated herein;

                      (b) any and all loss, liability or damage relating to taxes which arise from or relate to (i) Seller's activities prior to the Closing Date, (ii) tax periods ending on or prior to the Closing Date or (iii) the Merger, in each case except to the extent that any specific amount for any such tax was recorded on the Seller's books;

                      (c) Seller's obligations with respect to any employees of Seller under any pension, profit sharing or retirement plan, collective bargaining agreement, consulting agreement, life insurance or other employee welfare benefit plan or vacation policy relating to any time prior to the Closing Date, and in particular, obligations for medical or life insurance benefits of any former or retired employees of Seller or their dependents;

                      (d) except to the extent of payments actually received by Unified pursuant to any insurance policies under which Seller is insured, any and all loss, liability or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any act or failure to act by the Principal Stockholder or by Seller or its employees prior to the Closing Date; and

                      (e) any and all costs, expenses and all other actual damages incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing their rights to indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in loss, liability, costs, expense or other damage.

           In case a claim shall be made or any action shall be brought in respect of which recovery through indemnity will lie against the Principal Stockholder pursuant to any provision of this Agreement, Unified shall promptly notify the Principal Stockholder in writing, and the Principal Stockholder shall promptly assume the defense thereof, including with the consent of Unified, which consent shall not be unreasonably withheld, the employment of counsel, the payment of all expenses and the right to negotiate and consent to settlement. Unified shall have the right to employ separate counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Unified unless the employment of such counsel has been specifically authorized in writing by the Principal Stockholder or there is a conflict of interest that would prevent counsel for the Principal Stockholder from adequately representing both the Principal Stockholder, on the one hand, and Seller and Unified on the other hand, or would prevent counsel for Seller from adequately representing both Seller and Unified. The Principal Stockholder shall not be liable for any settlement of any such action effected without their written consent, but if settled with the written consent of the Principal Stockholder or if there be a final judgment for the plaintiff in any such action for which the Principal Stockholder is required hereunder to assume the defense, the Principal Stockholder agrees to indemnify and hold harmless Unified and Seller from and against any loss or liability by reason of such settlement or judgment.

           8.02.      Indemnification of the Stockholders.  By execution of
                      -----------------------------------
this Agreement, Unified hereby acknowledges each stockholder of Seller as set forth on the Seller Stockholder List (collectively, the "Stockholders") shall be entitled to full indemnification by Unified of the following:

                      (a) any and all loss, liability or damage (including judgments and settlement payments) incurred by the Stockholders incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by Unified made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to Stockholder by Unified; and

                      (b) any and all costs, expenses and all other actual damages incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its rights to indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in loss, liability, cost, expense or other damages.

           In case a claim shall be made or any action shall be brought in respect of which recovery through indemnity will lie against Unified pursuant to any provision of this Agreement, the Stockholders shall promptly notify Unified in writing, and Unified shall promptly assume the defense thereof, including with the consent of the Stockholders, which consent shall not be unreasonably withheld, the employment of counsel, the payment of all expenses and the right to negotiate and consent to settlement. The Stockholders shall have the right to employ separate counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Stockholders unless the employment of such counsel has been specifically authorized in writing by Unified or there is a conflict of interest that would prevent counsel for Unified from adequately representing both Seller and Unified, on the one hand, and the Stockholders, on the other hand. Unified shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of Unified or if there be a final judgment for the plaintiff in any such action for which Unified is required hereunder to assume the defense, Unified agrees to indemnify and hold harmless the Stockholders from and against any loss or liability by reason of such settlement or judgment.

           8.03.      Payment of Claims for Indemnification.  Any amounts to
                      -------------------------------------
be indemnified to Unified shall be the responsibility of the Principal Stockholder and shall be paid promptly upon notice of Unified to the Principal Stockholder of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for Unified's demand for indemnification under Article 8 of this Agreement. Any amounts payable to the Stockholders pursuant to the provisions of Section 8.02 of this Agreement shall be the responsibility of Unified and shall be paid promptly upon notice of the Stockholders to Unified of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for the Stockholders' demand for indemnification under Section 8.02 of this Agreement.

           8.04.      Survival of Indemnification.  Any other provision
                      ---------------------------
hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and any certificates delivered pursuant to this Agreement shall survive for a period of twelve (12) months after the Closing Date for purposes of this
Article 8, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date. Unified and the Stockholders shall only be entitled to indemnification under this Article 8 for breaches of representations and warranties if a written notice describing the claim for which indemnification is sought is signed by the party claiming indemnification not later than twelve months following the Closing Date. Any claim for indemnification pursuant to this Article 8 for breaches of representations and warranties not made prior to the expiration of such twelve month period shall be extinguished, and all representations and warranties with respect to which no claim is made prior to the expiration of such twelve month period shall expire and be of no further force and effect.


                                  ARTICLE IX
                                  ----------

                              GENERAL PROVISIONS

           9.01.      Non-Survival of Representations, Warranties and
                      -----------------------------------------------
Agreements.  No investigation by the parties hereto made heretofore or
----------
hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 9.01, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.07-1.11, 5.02(b), 5.06, 5.08, 5.09, 5.12, 5.13 and 5.14 and Article 8 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of
Section 5.01 and Sections 5.08 and 7.02 shall survive such termination.

           9.02.      No Assignment; Successors and Assigns.  This Agreement
                      -------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of the other party, and any purported transfer or assignment in violation of this
Section 9.02 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.08, 5.08, 5.09, 5.12 and 5.14, which may be enforced against Buyers or Seller by the parties therein identified.

           9.03.      No Implied Waiver.  No failure or delay on the part of
                      -----------------
either party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

           9.04.      Headings.  Article, section, subsection and paragraph
                      --------
titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

           9.05.      Entire Agreement.  This Agreement, the Exhibits and the
                      ----------------
Schedules hereto constitute the entire agreement between the parties with respect to the subject matter hereof, supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings, whether written or oral, with respect thereto.

           9.06.      Counterparts.  This Agreement may be executed in one
                      ------------
or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

           9.07.      Notices. All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (i)        if to Buyers:

                      Unified Holdings, Inc.
                      429 North Pennsylvania Street
                      Indianapolis, Indiana  46204
                      Attention:  President
                      Telecopy:  (317) 632-7805

           Copies to:

                      Mr. Timothy L. Ashburn, Chairman
                      1104 Buttonwood Court
                      Lexington, Kentucky  40515

           and
                      Thompson Coburn
                      One Mercantile Center
                      St. Louis, Missouri  63101
                      Attention:  Charles H. Binger, Esq.
                      Telecopy:  (314) 552-7000

           (ii)       if to Seller:

                      Vintage Advisers, Inc.
                      429 North Pennsylvania Street
                      Indianapolis, Indiana  46204
                      Attention:  Lynn E. Wood, President
                      Telecopy:  (317) 632-7805

           Copies to:

                      Mr. Timothy L. Ashburn, Chairman
                      1104 Buttonwood Court
                      Lexington, Kentucky  40515

           9.08.      Severability.  Any term, provision, covenant or
                      ------------
restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

           9.09.      Governing Law.  This Agreement shall be governed by and
                      -------------
controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Delaware, without regards to its conflict of laws principles.

               [remainder of this page intentionally left blank]

           IN WITNESS WHEREOF, Buyers and Seller have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first above written.

                                      "BUYERS"

                                      UNIFIED HOLDINGS, INC.
ATTEST:


/s/ Barbara Ashburn                   By: /s/ Timothy L. Ashburn
------------------------------           ----------------------------------
                                          Timothy L. Ashburn, Chairman and
                                          Chief Executive Officer



/s/ Carol J. Highsmith                By: /s/ Lynn E. Wood
------------------------------           ----------------------------------
                                          Lynn E. Wood, President and
                                          Chief Operating Officer


                                      VAI ACQUISITION CORPORATION
ATTEST:


/s/ Barbara Ashburn                   By: /s/ Timothy L. Ashburn
------------------------------           ----------------------------------
                                          Timothy L. Ashburn, President and
                                          Chief Executive Officer


                                      "SELLER"

                                      VINTAGE ADVISERS, INC.
ATTEST:


/s/ Carol J. Highsmith                By: /s/ Lynn E. Wood
------------------------------           ----------------------------------
                                          Lynn E. Wood, President and
                                          Chief Operating Officer



                                      "PRINCIPAL STOCKHOLDER"


                                      /s/ Timothy L. Ashburn
                                      -------------------------------------
                                      Timothy L. Ashburn